UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 23, 2009
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

5307 NW 35TH TERRACE
FORT LAUDERDALE, FL 33309
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 23, 2009, Imaging Diagnostic Systems, Inc. (“IDSI”) and Southridge Partners II LLP (“Southridge”) entered into a “Private Equity Credit Agreement” which will replace our Sixth Private Equity Credit Agreement with Charlton Avenue, LLC (“Charlton”).

The terms of the Private Equity Credit Agreement with Southridge are substantially equivalent to the terms of the prior Sixth Private Equity Credit Agreement with Charlton.  The new credit line’s principal terms are as follows:

•
The put option price is 93% of the three lowest closing bid prices in the 10-day trading period beginning on the put date and ending on the trading day prior to the relevant closing date of the particular tranche (the “Valuation Period”);

•	The commitment period is three years from the effective date of a registration statement covering the Private Equity Credit Agreement shares;
•	The maximum commitment is $15,000,000; and
•	There is no minimum commitment amount.

The Private Equity Credit Agreement and Registration Rights Agreement with Southridge are attached as Exhibits 10.104 and 10.105 respectively.  We intend to file an S-1 Registration Statement in connection with this equity credit line.

Since July 17, 2000, Charlton has provided substantially all of our funding through the private placement sale of convertible preferred stock and common stock through various private equity credit agreements.  Southridge Capital Management LLC served as an advisor to Charlton.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

10.104	Private Equity Credit Agreement between Imaging Diagnostic Systems, Inc. and Southridge Partners II LLP dated November 23, 2009.
10.105	Registration Rights Agreement between Imaging Diagnostic Systems, Inc. and Southridge Partners II LLP dated November 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated:  November 25, 2009

/s/ Allan L. Schwartz

By: Allan L. Schwartz
Executive Vice President and
Chief Financial Officer